Exhibit 99.1

ENTREPIX, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Year Ended February 28, 2022

ENTREPIX, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Year Ended February 28, 2022

CONTENTS

Pages
INDEPENDENT AUDITORS’ REPORT	1 - 2

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet	3

Consolidated Statement of Comprehensive Income	4

Consolidated Statement of Stockholders’ Equity	5

Consolidated Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7 - 18

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Amtech Systems, Inc.,

Opinion

We have audited the consolidated financial statements of Entrepix, Inc. and Subsidiaries (“Entrepix”), which comprise the consolidated balance sheet as of February 28, 2022, and the related consolidated statements of comprehensive income, stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Entrepix as of February 28, 2022, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Entrepix and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Entrepix’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Entrepix’s internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Entrepix’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Mayer Hoffman McCann P.C.

April 3, 2023

ENTREPIX, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

February 28, 2022

A S S E T S

CURRENT ASSETS
Cash	$2,587,164
Receivables, net	4,390,517
Inventories	6,270,845
Prepaid expenses and other current assets	64,771
TOTAL CURRENT ASSETS	13,313,297
PROPERTY AND EQUIPMENT, net	1,304,067
GOODWILL	240,000
DEFERRED INCOME TAX ASSET	167,789
OTHER ASSETS, net	130,421

TOTAL ASSETS	$15,155,574

L I A B I L I T I E S A N D S T O C K H O L D E R S ' E Q U I T Y

CURRENT LIABILITIES
Accounts payable, accrued expenses, and other current liabilities	$2,627,752
Deferred revenue	120,000
Customer deposits	1,262,477
Income taxes payable	427,327
Current portion of bank credit facility	206,683
TOTAL CURRENT LIABILITIES	4,644,239

LONG-TERM LIABILITIES
Bank credit facility, less current portion	1,613,716
Subordinated notes payable to stockholders	321,327
Other liabilities - long-term	416,360
TOTAL LONG-TERM LIABILITIES	2,351,403

TOTAL LIABILITIES	6,995,642

STOCKHOLDERS' EQUITY
Common stock, no par value, 15,000,000 shares authorized	776,065
Accumulated other comprehensive income (loss)	(187,597)
Treasury stock, at cost	(28,591)
Retained earnings	7,600,055
TOTAL STOCKHOLDERS' EQUITY	8,159,932

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$15,155,574

See Notes to Consolidated Financial Statements

ENTREPIX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Year Ended February 28, 2022

	Amount	%
REVENUE
Equipment division	$17,937,861	91.6
Foundry division	1,646,392	8.4
Total revenue	19,584,253	100.0

COST OF SALES
Materials	8,062,365	41.2
Labor	3,728,151	19.0
Total cost of sales	11,790,516	60.2

GROSS PROFIT	7,793,737	39.8

OPERATING EXPENSES
Labor	2,549,794	13.0
Plant and operations	1,376,118	7.0
Selling, general and administrative	597,630	3.1
Depreciation and amortization	444,208	2.3
Total operating expenses	4,967,750	25.4

INCOME FROM OPERATIONS	2,825,987	14.4

OTHER INCOME (EXPENSE)
Interest expense, net	(122,067)	(0.6)
Paycehck Protection Program loan forgiveness	926,860	4.7
Other	4,064	-
Total other income (expense)	808,857	4.1

INCOME BEFORE PROVISION FOR INCOME TAXES	3,634,844	18.5

PROVISION (BENEFIT) FOR INCOME TAXES
Current	559,240	2.9
Deferred	(114,245)	(0.6)
Total provision (benefit) for income taxes, net	444,995	2.3

NET INCOME	3,189,849	16.2

Currency translation adjustment	(7,314)	(0.1)

COMPREHENSIVE INCOME	$3,182,535	16.1

See Notes to Consolidated Financial Statements

ENTREPIX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

Year Ended February 28, 2022

				Accumulated
				Other			Total
	Common Stock		Retained	Comprehensive	Treasury Stock		Stockholders'
	Shares	Amount	Earnings	Income (Loss)	Shares	Amount	Equity
Balance at February 28, 2021	11,931,105	$774,831	$4,410,206	$(180,283)	1,094,814	$(28,591)	$4,976,163
Net income, year ended February 28, 2022	-	-	3,189,849	-	-	-	3,189,849
Shares issued on vested incentive stock awards	30,000	-	-	-	-	-	-
Stock option exercises	6,300	1,234	-	-	-	-	1,234
Currency translation adjustment	-	-	-	(7,314)	-	-	(7,314)
Balance at February 28, 2022	11,967,405	$776,065	$7,600,055	$(187,597)	1,094,814	$(28,591)	$8,159,932

See Notes to Consolidated Financial Statements

ENTREPIX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended February 28, 2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,189,849
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	444,208
Deferred income taxes	(114,245)
Rent equalization	(19,730)
Forgiveness of Paycheck Protection Program loan	(926,860)
Changes in assets and liabilities:
Receivables	(2,131,658)
Inventories	(1,049,356)
Prepaid expenses and other assets	5,093
Accounts payable, accrued expenses, and other current liabilities	1,276,872
Income taxes payable	163,075
Customer deposits	1,097,309
Deferred revenue	92,175
Other liabilities - long-term	(49,193)
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,977,539

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(861,125)
Change in other assets	(82,465)
NET CASH USED IN INVESTING ACTIVITIES	(943,590)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on subordinated notes payable to stockholders	(551,597)
Payments on bank credit facility	(195,048)
Proceeds from borrowings on bank credit facility	150,475
Proceeds from exercise of stock options	1,234
NET CASH USED IN FINANCING ACTIVITIES	(594,936)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(7,314)

NET CHANGE IN CASH	431,699

CASH, BEGINNING OF YEAR	2,155,465

CASH, END OF YEAR	$2,587,164

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$262,933
Cash paid for income taxes	$391,770

See Notes to Consolidated Financial Statements

ENTREPIX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended February 28, 2022

(1) Nature of operations

Entrepix, Inc. (the "Company") is an Arizona corporation. The Company specializes in chemical mechanical polishing (CMP), cleaning and related semiconductor processes, offering a combination of products and services relative to these technologies. The Company provides outsourced technology development services and volume production through its Foundry Division, while supplying capital equipment, engineered solutions, including performance upgrades, obsolescence replacement, maintenance parts and sub-assemblies, and field services through its Equipment Division. The Company’s customers are integrated device manufacturers, pure-play foundries, materials and product developers, silicon and advanced substrate manufacturers as well as original equipment manufacturers. Its customers are located throughout the United States, Europe and Asia.

Entrepix Asia Pte. Ltd. (“Entrepix Asia”) was established on August 26, 2009 as the Asian headquarters for the Company. Entrepix Asia is a private limited company based in Singapore and is wholly owned by Entrepix International, Inc., an Arizona corporation established July 2, 2009 as an international holding entity for the Company. Entrepix Asia’s principal role and responsibility is to promote sales and to support the products and services of the Company in the Asian region, more specifically Singapore, Malaysia, Philippines, Thailand, Taiwan and China. Entrepix Exports, Inc., a Nevada corporation, was established on July 14, 2011 as a Domestic International Sales Corporation (DISC) and has common ownership with the Company. Entrepix Medical, LLC (“Entrepix Medical”), a Delaware limited liability corporation, was established on May 25, 2017. The Company owned an approximately 75% controlling interest in Entrepix Medical. The Company’s ownership in Entrepix Medical was spun off by means of a distribution to the Company’s stockholders on December 31, 2019. The operations of Entrepix Medical were consolidated with the Company until December 31, 2019, the date of the distribution. The Company and Entrepix Medical continue to have a management services agreement for certain cost sharing activities. Entrepix Medical is not consolidated for any period after December 31, 2019. See Note 13.

(2) Summary of significant accounting policies

The significant accounting policies followed by the Company are summarized below:

Principles of consolidation – The consolidated financial statements include the accounts of Entrepix, Inc. and its wholly owned subsidiaries, Entrepix International, Inc. and Entrepix Asia Pte. Ltd. The accounts of the DISC are also consolidated as the ownership of the DISC is substantially the same as the Company. All significant intercompany accounts and transactions have been eliminated.

Management’s use of estimates – The preparation of consolidated financial statements in conformity with accounting principles generally accepted by the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash – Cash includes cash deposits in banks and investments with an original maturity of three months or less that are classified as cash equivalents. Cash balances may, at times, exceed federally insured limits.

Receivables – Receivables consist of non-interest bearing amounts due from customers and other third parties. On a periodic basis, the Company evaluates its accounts receivable and writes off receivables that are considered uncollectible. A receivable is considered past due if payments have not been received within 30 days of the due date. The allowance for doubtful accounts was $40,000 at February 28, 2022.

ENTREPIX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended February 28, 2022

(2) Summary of significant accounting policies (continued)

Inventories – Inventories are stated at the lower of cost or net realizable value, with cost determined based on the average cost method. An inventory reserve is recorded to adjust certain inventories to the lower of cost or net realizable value based on management’s estimate of the related items’ ultimate sales price.

Property, equipment and depreciation – Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

Shop and cleanroom equipment	7 years
Capitalized development costs	5 years
Advanced fabrication tools	2 - 5 years
Leasehold improvements	7 - 9 years
Computer equipment	5 years
Vehicles	5 years

Impairment of long-lived assets – The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. No impairment charges were recorded for the year ended February 28, 2022 (“2022”).

Other assets – Other assets subject to amortization include software licenses. Software licenses are amortized using the straight-line method over five years.

Goodwill and intangible assets – Under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350, Intangibles, Goodwill and Other, the Company reviews goodwill annually for impairment or when circumstances indicate impairment might exist. Finite-lived intangibles are amortized on a straight-line basis over their estimated useful lives. If the estimate of the asset’s useful life is changed, the remaining carrying amount would be amortized prospectively over the revised remaining useful life. If the asset is subsequently determined to have an indefinite useful life, amortization would be discontinued and the asset would be tested for impairment as described above. Accordingly, an impairment loss is recognized if the carrying amount of goodwill or a finite-lived intangible asset is not recoverable and its carrying value exceeds its fair value. No impairment charges related to goodwill or intangible assets were recorded for 2022.

Revenue recognition – The Company recognizes revenue under FASB ASC 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 provides for a five-step model for recognizing revenue from contracts with customers as follows:

1. Identify the contract

2. Identify performance obligations

3. Determine the transaction price

4. Allocate the transaction price

5. Recognize revenue

ENTREPIX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended February 28, 2022

(2) Summary of significant accounting policies (continued)

Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration expected to be received in exchange for those goods or services. A performance obligation is a promise in a contract to transfer a product or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation based upon the relative stand-alone selling price (“SSP”) for each performance obligation and is recognized as revenue upon satisfaction of the performance obligation.

Our equipment sales consist of multiple performance obligations, including the system itself and obligations that are not delivered simultaneously with the system, primarily installation services. Customers who purchase new systems are provided an assurance-type warranty, generally for periods of 3 to 12 months. In accordance with ASC 606, assurance-type warranties are not considered a performance obligation.

The transaction price for all transactions is based on the price reflected in the individual customer’s purchase order. Variable consideration has not been identified as a significant component of the transaction price for any of our transactions.

When the Company has the right to receive payment under a contract, the customer is billed and such amounts are classified as receivables on the consolidated balance sheet. The Company’s typical payment terms vary based on the customers and the type of goods and services in the contract, but are typically due within 30 to 60 days of billing, which represent standard commercial terms for similar types of contracts. The Company has determined that most contracts will be completed in less than one year. For those transactions where all performance obligations will be satisfied within one year or less, the Company is applying the practical expedient outlined in ASC 606-10-32-18. This practical expedient allows the Company not to adjust promised consideration for the effects of a significant financing component if the Company expects at contract inception the period between when the Company transfers the promised good or service to a customer and when the customer pays for that good or service will be one year or less. For those transactions that are expected to be completed after one year, the Company has assessed that there are no significant financing components because any difference between the promised consideration and the cash selling price of the good or service is for reasons other than the provision of financing.

For those contracts that contain multiple performance obligations (primarily system sales requiring installation services), the Company must determine the SSP of each performance obligation. To determine the SSP for labor related performance obligations (such as the labor component of installation), the Company uses directly observable inputs based on the standalone sale prices for these services. The Company uses a cost-plus margin approach to estimate the SSP for any materials-related performance obligations (e.g., system add-ons, spare parts, and systems). The Company also uses standard labor burden rates that it applies to all labor costing including similar circumstances as the SSP.

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized over time if 1) the customer simultaneously receives and consumes the benefits provided by the entity’s performance, 2) the entity’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced, or 3) the entity’s performance does not create an asset with an alternative use to the entity and the entity has an enforceable right to payment for performance completed to date. If the entity does not satisfy a performance obligation over time, the related performance obligation is satisfied at a point in time by transferring the control of a promised good or service to a customer. Examples of control are using the asset to produce goods or services, enhance the value of other assets, settle liabilities, and holding or selling the asset. For over time recognition, ASC 606 requires the Company to select a single revenue recognition method for the performance obligation that faithfully depicts the Company’s performance in transferring control of the goods and services. The guidance allows entities to choose between two methods to measure progress toward complete satisfaction of a performance obligation:

ENTREPIX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended February 28, 2022

(2) Summary of significant accounting policies (continued)

Output methods - recognize revenue on the basis of direct measurements of the value to the customer of the goods or services transferred to date relative to the remaining goods or services promised under the contract (e.g., surveys of performance completed to date, appraisals of results achieved, milestones reached, time elapsed, and units produced or units delivered); and

Input methods - recognize revenue on the basis of the entity’s efforts or inputs to the satisfaction of a performance obligation (e.g., resources consumed, labor hours expended, costs incurred, or time elapsed) relative to the total expected inputs to the satisfaction of that performance obligation.

Equipment and related product revenues (e.g., systems, engineered solutions, system add-ons, machinery, consumables and spare parts) are recognized at a point in time, when they are shipped or delivered, depending on contractual terms.

For installation services, revenue is recognized at a point in time, once the installation of the tool is complete. The nature of the installation services are such that the customer does not simultaneously receive and consume the benefits provided by the entity’s performance, nor does performance of installation services create or enhance an asset that the customer controls. Installation services do not create an asset with an alternative use to the entity, and the entity does not have an enforceable right to payment for performance completed to date. To the extent the customer has already been billed for installation, the Company recognizes a contract liability for deferred revenue included on the consolidated balance sheet.

Foundry services and maintenance and service contracts are recognized over time. Progress in the satisfaction of these performance obligations will be measured using an input method of either time elapsed in the case of fixed period contracts, or labor hours expended, in the case of project-based contracts.

The Company recognizes an asset related to incremental costs of obtaining a contract with a customer if the Company expects to recover those costs. The Company will recognize an asset from costs incurred to fulfill a contract only if such costs relate directly to a contract that the entity can specifically identify, the costs generate or enhance resources of the Company that will be used in satisfying performance obligations in the future, and the costs are expected to be recovered. Any assets recognized related to costs to obtain or fulfill a contract are amortized to selling, general and administrative expense on a systematic basis that is consistent with the transfer to the customer of the goods or services to which the asset relates.

In substantially all of our business transactions, the Company incurs incremental costs to obtain contracts with customers in the form of sales commissions. The Company maintains a commission program which rewards our sales representatives for system sales and our employees for system sales and other individual goals. Under ASC 606, an asset shall be amortized on a systematic basis that is consistent with the transfer to the customer of the goods or services to which the asset relates. However, ASC 606 provides a practical expedient to allow for the recognition of commission expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less. Based on the nature of the Company’s contracts with customers, the Company has elected this practical expedient and expenses all commissions as incurred based upon the expectation that the amortization period would be one year or less.

The Company has also elected to adopt the practical expedient related to shipping and handling fees which allows the Company to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities instead of assessing such activities as performance obligations.

Advertising costs – The cost of advertising is expensed when incurred. Advertising expense for the year ended February 28, 2022 was $8,641.

ENTREPIX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended February 28, 2022

(2) Summary of significant accounting policies (continued)

Income taxes – The Company follows the asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the consolidated financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Should income tax rates legislatively change, the deferred tax assets and liabilities will be adjusted in the period of change.

The Company accounts for uncertainty in income taxes through the application of a more likely-than not threshold for financial statement recognition and measurement of tax positions taken on the Company’s tax returns. Management believes the tax positions taken on the Company’s income tax returns are appropriate. To the extent that management’s assessment of such tax positions changes, the change will be reflected on income tax returns in the period in which the determination is made.

The Company’s policy is to classify income tax penalties and interest as tax expense in its consolidated financial statements. During the year ended February 28, 2022, the Company did not recognize any interest or penalties. At February 28, 2022, the Company did not have any uncertain tax positions. The Company is no longer subject to U.S. federal and state income tax examinations by tax authorities for years before 2019.

Equity-based compensation – Accounting principles generally accepted in the United States of America require that certain information regarding equity-based compensation arrangements be reported in the consolidated financial statements, including the fair value of equity-based awards granted to employees, officers, and consultants. Management has determined that equity-based compensation isn’t material to the overall fair presentation of the consolidated financial statements of the Company. Accordingly, certain disclosures are not reported.

During 2022, 6,300 employee stock options were exercised in relation to the 2005 Stock Option Plan for a total of $1,234. As of February 28, 2022, there were 351,491 options outstanding under the 2005 Stock Option Plan, with exercise prices ranging from $0.0047 to $0.2914.

As of February 28, 2022, there were 0 options outstanding under the 2019 Stock Plan. At February 28, 2022, 575,000 shares are available to issue for new grants.

Under the 2019 Stock Plan, the Company issued incentive stock awards to one employee of 50,000 shares during the year ended February 28, 2021, of which 10,000 shares vested in 2022. During the year ended February 28, 2022, the Company issued incentive stock awards to three employees totaling 75,000 shares, of which 20,000 shares vested in 2022. The shares vest over a four-year period of service and don’t contain any performance obligations of the employees.

Paycheck Protection Program loans – The Company applied for and received two forgivable Paycheck Protection Program loans (PPP Loan) provided under the Federal Coronavirus Aid, Relief and Economic Security Act (CARES Act) in the amounts of $926,800 and $926,860 during fiscal year 2021. Under the terms of the loans, the balance is forgivable to the extent the proceeds are used for certain qualified costs and that certain employment levels are maintained. The Company received notice of a legal release from the first loan in fiscal year 2021, and therefore recognized a gain on the extinguishment of debt of the first loan. The Company received notice of a legal release from the second loan, in the amount of $926,860, in fiscal year 2022, and therefore recognized a gain on the extinguishment of debt of the second loan.

ENTREPIX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended February 28, 2022

(2) Summary of significant accounting policies (continued)

Recent accounting pronouncements – In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). ASU 2016-02 requires that a lease liability and related right-of-use-asset representing the lessee’s right to use or control the asset be recorded on the balance sheet upon the commencement of all leases except for short-term leases. Leases will be classified as either finance leases or operating leases, which are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in existing lease accounting guidance. As a result, the effect of leases in the statement of operations and the statement of cash flows will be substantially unchanged from the existing lease accounting guidance. The ASU’s original effective date was delayed twice pursuant to ASU 2019-10 and ASU 2020-05. The effective date for the Company is now fiscal year ending February 28, 2023, with early adoption permitted. Management is currently evaluating the impact of adoption of this standard on the consolidated financial statements.

(3) Inventories

Inventories consist of the following:	2022

Equipment	$212,141
Parts	5,049,867
Work-in-process	919,959
Foundry material	88,878
Total inventories	$6,270,845

(4) Property and equipment

Property and equipment consist of the following:

2022
Cost
Cleanroom equipment	$1,855,037
Shop equipment	253,054
Capitalized development costs	618,519
Advanced fabrication tools	676,500
Leasehold improvements	350,327
Computer equipment	110,571
Vehicles	23,750
Construction in progress	279,438
Total cost	4,167,196
Accumulated depreciation	(2,863,129)
Property and equipment, net	$1,304,067

Depreciation expense charged to operations for the year ended February 28, 2022 was $425,619.

ENTREPIX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended February 28, 2022

(5) Other assets

Other assets consist of the following:

2022
Software, net of accumulated amortization of $655,392	$48,028
Deposits	82,393
Total other assets, net	$130,421

Amortization expense charged to operations for the year ended February 28, 2022 was $13,049. Estimated future annual amortization expense is as follows:

Years Ending
February 28, 2023	$15,884
February 29, 2024	9,480
February 28, 2025	7,920
February 28, 2026	7,920
February 28, 2027	6,824
Total	$48,028

(6) Bank credit facility

At February 28, 2022, the bank credit facility consisted of 1) a $1,000,000 revolving line of credit; 2) a $2,000,000 capital equipment line of credit; and 3) a $960,000 term loan.

The revolving line of credit matured on August 6, 2021, and was extended to October 5, 2022 and carries an interest rate equal to the greater of 3.5% or the Prime Rate (3.5% at February 28, 2022). Interest is payable monthly. Advances under the revolving line of credit are based on eligible accounts receivable and inventory as set forth in the loan agreement and are secured by all of the assets of the Company. The balance was zero as of February 28, 2022.

The capital equipment line of credit matured on August 6, 2021 and was extended to October 5, 2023 and carries an interest rate equal to the greater of 3.5% or the Prime Rate (3.5% at February 28, 2022). Interest is payable monthly. This note is secured by all of the assets of the Company. The outstanding balance was $1,469,350 as of February 28, 2022.

The lines of credit are also subject to certain financial and non-financial covenants on a quarterly basis.

In October 2018, the Company obtained a term loan of $960,000. The term loan is amortized over a five-year period and calls for monthly payments of principal and interest of $18,466 through October 31, 2023. The interest rate is fixed at 5.71%. The outstanding balance was $351,049 as of February 28, 2022.

The following table summarizes future maturities of the capital equipment line of credit and term loan:

Years Ending
February 28, 2023	$206,683
February 29, 2024	1,613,716
Total	$1,820,399

ENTREPIX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended February 28, 2022

(6) Bank credit facility (continued)

The Company applied for and received a forgivable Paycheck Protection Program Loan of $926,860 as provided under the Federal Coronavirus Aid, Relief and Economic Security Act and the loan was funded on January 29, 2021. Under the terms of the loan, the balance is forgivable to the extent the proceeds are used for certain qualified costs for the 8 week period beginning on the date of the first disbursement of this loan, and that certain employment levels are maintained.

To the extent a portion of the loan did not meet the criteria to be forgiven, such amount would have been due in monthly installments beginning in 2022 and carried an interest rate of 1.00%. The Company utilized all of the proceeds for eligible costs and submitted a formal request for forgiveness, which was approved on August 10, 2021. Based on receipt of a legal release from the obligation, the Company recorded a gain on the extinguishment of debt equal to $926,860 for the year ended February 28, 2022.

(7) Subordinated notes payable to stockholders

Subordinated promissory notes are payable to certain owners of the Company and mature upon the release of subordination by the bank. Principal and interest is compounded on an annual basis. Interest is accrued at an annual rate equal to the minimum Applicable Federal Rate as set in March of each fiscal year (0.11% for the period March 1, 2021 through February 28, 2022) and can be paid in cash or continue to accrue at the discretion of each note holder. The principal balance of the notes is subordinate to the prior payment in full of all senior, secured indebtedness of the Company. During 2022, the Company received consent from the bank to pay $514,597 in principal and $91,974 in accrued interest on the subordinated notes payable. Interest expense totaled $301 for the year ended February 28, 2022. Accrued interest on the notes at February 28, 2022 totaled $93, and is included in accounts payable, accrued expenses, and other current liabilities.

Subordinated convertible promissory notes are payable to certain owners of the Company and mature upon release of subordination by the bank. Interest accrues at an annual rate of 7% and is payable at maturity or upon conversion of the notes into Company stock. The notes will be automatically converted to stock upon consummation of a qualified financing prior to the maturity or upon a sale or merger resulting in greater than 50% ownership by others. The conversion provisions define a qualified financing as the sale of equity securities resulting in proceeds of at least $500,000 from investors other than the current holders of the subordinated notes. The conversion price will be the price per share of stock paid by the purchasers in the qualified financing. The Company may elect to pay any accrued and unpaid interest in cash or include it in the amount to be converted to stock. The notes are subordinate to the prior payment in full of all senior, secured indebtedness of the Company. During 2022, the Company received consent from the bank to pay $37,000 in principal and $92,405 in accrued interest on the subordinated convertible notes payable. Interest expense on the notes totaled $43,212 for the year ended February 28, 2022. Accrued interest on these notes totaled $416,360 at February 28, 2022, and is included in other liabilities – long-term in the consolidated balance sheet.

ENTREPIX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended February 28, 2022

(8) Lease commitments

Building leases – The Company occupies its main facilities in Phoenix, Arizona under a long-term operating lease. The lease term is five years and commenced in June 2021. The Company occupies office space in Singapore for Entrepix Asia under a long-term operating lease that expires in June 2023. Future minimum rental payments required under the leases are as follows:

Years Ending
February 28, 2023	$663,518
February 29, 2024	651,825
February 28, 2025	647,010
February 28, 2026	647,010
February 28, 2027	161,753
Total	$2,771,116

The Company has the option to renew the lease for its main facilities for one subsequent five-year period with rent at the then Fair Market Rate as defined in the lease agreement. Rent expense in connection with these leases was $671,940 for the year ended February 28, 2022. Rent expense for the Company’s main facilities lease, which had escalating rentals over the original term of the lease through May 1, 2021, is recorded on a straight-line basis over the lease term. The difference between the rent expensed and the rent paid (“rent equalization”) was recorded in other liabilities – long-term in the consolidated balance sheet. There was no rent equalization balance as of February 28, 2022.

(9) Income taxes

The provision for income taxes consists of taxes currently due plus deferred income taxes. A valuation allowance may be provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize the benefit, or that future deductibility is uncertain. The deferred income taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Deferred income tax assets and liabilities are primarily attributable to the following:

•
The basis of property and equipment for financial reporting exceeds its tax basis by the cumulative amount of tax depreciation over financial reporting depreciation. The excess will be taxable in future periods through larger depreciation deductions for book purposes.

•
The basis of capitalized software for financial reporting exceeds its tax basis by the cumulative amount of tax amortization over financial reporting amortization. The excess will be taxable in future periods through reduced amortization deductions for tax purposes.

•
Research and development credits and other carry forwards are not utilized for income tax purposes. These amounts will be utilized in future years as the economic performance requirements are satisfied.

•
Amounts reserved for potential bad debts are not deducted for income tax purposes. These amounts will be deductions for income tax purposes in future years when the accounts receivable are actually written off.

ENTREPIX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended February 28, 2022

(9) Income taxes (continued)

•
The tax basis for inventories exceeds the basis for financial reporting by the amount of administrative expenses capitalized for tax purposes and the reserve for reduction from cost to net realizable value. The difference will be deductible when the inventories are sold.

•
Amounts reserved for warranty are not deducted for income tax purposes. These amounts will be deductions for income tax purposes in future years when warranty expenses are incurred.

•
Accrued compensated absences and certain bonuses are not deducted for income tax purposes. These amounts will be tax deductions in future years as the economic performance requirements are satisfied.

The provision for income taxes consists of:

2022
Current provision:
Federal	$556,458
State	500
Foreign	2,282
Total current provision	559,240

Deferred provision (benefit):
Federal	(88,857)
State	(25,388)
Total deferred provision (benefit)	(114,245)
Total income tax provision (benefit)	$444,995

The income tax provision of 12% for 2022 differs from the expense that would result from applying the federal statutory tax rate of 21% principally because of the use of the net operating loss (NOL) carryforwards and to some extent the effect of foreign and state income taxes, various tax credits available to the Company, excluded PPP loan income, certain items deducted for income tax purposes in a previous period, and certain nondeductible expenses.

The components of deferred tax assets (liabilities) included in the accompanying balance sheets are as follows:

2022
Current deferred tax assets:
Accrued compensated absences and certain bonuses	$151,414
Inventory	94,844
Bad debt allowances	10,800
Warranty reserve	22,009
Total net current deferred tax assets	$279,067

Non-current deferred tax assets/(liabilities):
Capitalized research and development	$(154,203)
Capitalized software	(79,526)
Allowance for doubtful deferred management fees receivable	147,765
Property and equipment	(25,314)
Total net non-current deferred tax liabilities	(111,278)
Total net deferred tax assets	$167,789

ENTREPIX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended February 28, 2022

(10) Employee benefit plan

The Company has a 401(k) savings plan for its employees. Employees are eligible to participate in the plan upon reaching age 21. The Company did not contribute to the plan for the year ended February 28, 2022.

(11) Major customers and suppliers

At February 28, 2022, the Company had two customers that accounted for approximately 33% of receivables, and two customers that accounted for 23% of total revenue for the year then ended.

For the year ended February 28, 2022, the Company had one supplier that accounted for a total of approximately 37% of total purchases.

(12) Goodwill and intangible assets

On October 31, 2018, Entrepix acquired substantially all of the assets of Campro Manufacturing, Inc. (“Campro”), a machining company.

Goodwill is a result of the workforce in place and synergies gained. The total amount of goodwill, $240,000, is the residual amount of the purchase price over the net tangible and intangible assets acquired and liabilities assumed.

Intangible assets subject to amortization include a customer list and a covenant not to compete totaling $25,000. The following is a summary of intangible assets at February 28, 2022:

2022
Intangible assets	$25,000
Less: accumulated amortization	(25,000)
Total intangible assets, net	$-

The customer list and the covenant not to compete are amortized using the straight-line method over three years. For the year ended February 28, 2022, amortization expense of the customer list and the covenant not to compete was $5,540 and is included in depreciation and amortization expenses on the accompanying consolidated statement of comprehensive income.

(13) Related party transactions

The Company is a party to a management services agreement with Entrepix Medical, a company related by common ownership (the “MSA”). Pursuant to the MSA, the Company provides certain services related to accounting, human resources, facilities, management information systems, and general administrative support services. These services are provided at standard rates that approximate actual cost, plus a management fee of $5,000 per month. Entrepix Medical also reimburses the Company for actual and reasonable travel and out-of-pocket expenses. Unpaid fees and expenses accrue interest at an annual rate of 3% if past due. Payment of management fees and expenses is not due until Entrepix Medical maintains positive net cash flow in an amount sufficient to pay management fees incurred for any two consecutive calendar months as defined in the agreement. The repayment terms were amended in January 2023 such that no payments will be made to the Company unless and until at least $100 million is first distributed to the equity holders of Entrepix Medical.

The Company provided services and cost sharing under the MSA totaling approximately $397,000 during the year ended February 28, 2022. The Company had amounts receivable from Entrepix Medical totaling approximately $962,000 at February 28, 2022. The Company recorded a full allowance against the amount due under the MSA based on the uncertainty of collection.

ENTREPIX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended February 28, 2022

(14) Subsequent events

The Company has evaluated subsequent events through April 3, 2023, which is the date the consolidated financial statements were available to be issued.

Pursuant to the terms and conditions of Agreement and Plan of Merger (the “Merger Agreement”), dated January 17, 2023, by and among the Company, Amtech Systems, Inc., (“Amtech”), Emerald Merger Sub, Inc., a wholly owned subsidiary of Amtech (“Merger Sub”), the Shareholders’ Representative, and the Key Shareholders of the Company (as defined in the Merger Agreement), at or immediately prior to, as applicable, the effective time of the merger contemplated under the Merger Agreement (the “Effective Time”), among other things: (i) each share of common stock of the Company (“Common Stock”) issued and outstanding immediately prior to the Effective Time, was automatically cancelled and converted into the right to receive an amount in cash equal to the Closing Common Stock Per Share Merger Consideration (as defined in the Merger Agreement), plus any amount payable with respect to such share of Common Stock pursuant to the Merger Agreement, as applicable; (ii) each option to purchase Common Stock outstanding immediately prior to the Effective Time was, as of the Effective Time, automatically cancelled and retired and converted into the right to receive the Closing Option Per Share Merger Consideration (as defined in the Merger Agreement), plus any amount payable with respect to such option pursuant to the Merger Agreement, as applicable, in each case, subject to any applicable Tax withholding; (iii) the Business Loan Agreement, dated October 5, 2021, between the Company, Entrepix Exports Inc., Entrepix International, Inc. and UMB Bank, N.A. was terminated and all outstanding principal and interest due thereunder was repaid; and (iv) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Common Stock of Entrepix, Inc. as the surviving corporation, resulting in Entrepix, Inc. being a wholly owned subsidiary of Amtech.